STOCK PLEDGE AGREEMENT

        This STOCK PLEDGE AGREEMENT (this "Agreement") is made effective this 3rd day of January, 2005 (the "Effective Date," between GLOBAL CASINOS, INC., a Utah corporation ("Pledgor") and A. LEONARD NACHT as Trustee under Indenture dated January 3, 2005 (the "Indenture") ("Secured Party").

        1.        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as collateral security for and to secure the prompt payment and performance in full of the Secured Obligations (hereinafter defined), Pledgor hereby assigns to Secured Party and grants to Secured Party a continuing security interest in all issued and outstanding shares of capital stock of Casinos U.S.A., Inc. (the "Company"), as identified on Schedule "I" attached hereto, together with all proceeds, products and increases thereof and substitutions and replacements therefor (collectively, the "Collateral").

                As used in this Agreement, the term "Secured Obligations" shall mean (i) any and all obligations, liabilities and indebtedness under the Company's Series 2005 12% Convertible Debentures and the Indenture, executed by Pledgor in favor of Secured Party, referenced to which is here made, and (ii) any and all extensions, renewals and replacements of the foregoing. The term "Secured Obligations" shall include, without limitation, all unpaid accrued interest thereon and all costs and expenses payable under the Debentures.

        2.        Pledgor represents and warrants that (i) Pledgor holds record and beneficial ownership of the Collateral, free and clear of all liens and encumbrances; (ii) Schedule I identifies all issued and outstanding stock of the Company, and there is no outstanding preferred stock in the Company, and (iii) there are no restrictions upon the transfer of any of the Collateral, other than arising under applicable state or federal securities laws.

        3.        In furtherance of Secured Party's security interest in the Collateral, Pledgor agrees to deliver to Secured Party, on the date of this Agreement, the stock certificates identified on Schedule I attached hereto, together with stock powers duly executed in blank by Pledgor, to hold as collateral security pursuant to the terms of this Agreement.

        4.        respect to the Collateral and all proceeds, products and increases thereof and substitutions therefore, Pledgor hereby appoints Secured Party its attorney-in-fact, to arrange for the transfer of the Collateral on the books of the Company to the name of Secured Party subsequent to the occurrence and during the continuance of any Event of Default (as hereinafter defined) hereunder. However, Secured Party shall be under no obligation to do so.

        5.         the occurrence of any Event of Default and during the continuance thereof, Secured Party shall have the right to vote the Collateral. Pledgor shall, if necessary, execute timely proxies in favor of Pledgor for this purpose. But Secured Party shall be under no obligation to exercise any of such rights or privileges.

        6.         the occurrence of any Event of Default and during the continuance thereof, Secured Party may exercise all of the rights and privileges in connection with the Collateral to which a transferee may be entitled as the record holder thereof, together with the right and privileges otherwise granted hereunder. But Secured Party shall be under no obligation to exercise any of such rights or privileges.

        7        In the occurrence of any Event of Default and during the continuance thereof, Secured Party may require that all dividends, and other amounts (including amounts received or receivable upon redemption or repurchase) that may be, or become, due on any of the Collateral shall be applied to the Secured Obligations. If Pledgor receives any such dividends, payments or amounts, it shall immediately endorse and deliver the same to Secured Party in the form received. All such amounts which Secured Party receives and retains in accordance with the terms of this paragraph 7 shall be applied to reduce the principal amount outstanding on the Secured Obligations in inverse order of seniority. Secured Party is, furthermore, authorized to give receipts in the name of Pledgor for any amounts so received. Secured Party shall be under no obligation to collect any such amounts.

        8.        In the event that for any reason during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights or options shall be immediately assigned, if necessary, by Pledgor to Secured party. (This paragraph does not serve to authorize the issue of such warrants in contravention of this Agreement or any other agreement.) If any such warrants, rights or options are exercised by Pledgor, all new securities so acquired by Pledgor shall be immediately assigned to Secured Party, shall become part of the Collateral and shall be endorsed to, delivered to and held by Secured Party under the terms of this Agreement in the same manner as the securities originally pledged.

        9.        In the event that, during the term of this Agreement, any share, dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities, issued by reason of any such change shall become part of the Collateral and shall be endorsed to, delivered to and held by Secured Party under the terms of this Agreement in the same manner as the securities originally pledged. (This paragraph does not serve to authorize any change in the capital structure of the Company in contravention of this Agreement or any other agreement.)

        10.        Pledgor authorizes Secured Party, without notice or demand, and without affecting the liability of Pledgor hereunder, from time to time to:

(A)

hold security in addition to and other than the Collateral for the payment of the Secured Obligations or any part thereof, and exchange, enforce, waive and release any Collateral or any part hereof, or any other such security, or part thereof;

(B)

on the transfer of all or any part of the Secured Obligations secured hereunder, Secured Party may assign all or any part of Secured Party's security interest in the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to the Collateral so transferred, provided that in no event shall Secured Party be liable for any act or omission or negligent act or negligent omission with respect to the Collateral, other than acts or omissions constituting gross negligence. The transferee of the Collateral shall be vested with the rights, powers and remedies of Secured Party hereunder, and with respect to any Collateral not so transferred, Secured Party shall retain all rights, powers and remedies hereby given; and

(C)	Pledgor waives any defense arising by reason of any liability or other defense of Pledgor or of any other person. Pledgor shall have no right to require Secured Party to marshal collateral.

        11.        It shall not be necessary for Secured Party to inquire into the powers of Pledgor or the officers, directors or agents acting or purporting to act on behalf of Pledgor, and any obligations made or created in reliance on the professed exercise of such powers shall be secured hereunder.

        12.        To the extent permitted by applicable law and in the Promissory Note, Secured Party shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest, or notices of dishonor in connection with the Secured Obligations.

        13.        The occurrence of any of the following events shall, at the option of Secured Party, constitute an "Event of Default" under this Agreement:

(A)	the occurrence of an Event of Default, as such term is defined in the Debentures or Indenture;
(B)	the default or nonperformance by Pledgor of any term or condition of this Agreement; or
(C)

the default or nonperformance by Pledgor or the Company of any term or condition of the Agreement made among Pledgor, the Company and the Secured Party effective as of the Effective Date, reference to which is here made.

        14.        Upon the occurrence and during the continuance of any Event of Default, the Secured Obligations shall, at the option of Secured Party, become immediately due and payable, and Secured Party shall have all the rights and remedies provided in the applicable state Uniform Commercial Code at the date of this Agreement and, in this connection, the Secured Party may, upon ten (10) days' notice to the Pledgor (at the address set forth below Pledgor's signature to this Agreement), without liability for any diminution in value or price which may have occurred, sell all or any part of the Collateral in such manner and for such price as Secured Party may determine. At any public sale Secured Party shall be free to purchase all or any part of the Collateral. Secured Party shall receive the proceeds of any such sale or sales, and, after deducting therefrom any and all reasonable costs and expenses incurred in connection with the sale thereof, apply the net proceeds toward the payment of the Secured Obligations secured hereunder, including interest, reasonable attorneys' fees, and all other reasonable costs and expenses incurred by Secured Party hereunder and under any other agreement between Pledgor and Secured Party. If such proceeds be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and paid over to Pledgor, provided Pledgor be not then indebted to Secured Party otherwise under this Agreement or any other agreement or for any cause whatsoever. Notwithstanding the foregoing, Pledgor shall have no liability to Secured Party for any deficiency remaining or other sums due and owing under the Secured Obligations following Secured Party's exercise of its rights with respect to the Collateral in accordance with this Agreement.

        15.        Upon indefeasible repayment in full in cash of the Secured Obligations, Secured Party will promptly, at Pledgor's reasonable expense, deliver all of the Collateral to Pledgor along with all instruments of assignment executed in connection therewith, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence Assignor's release of Secured Party's security interest hereunder.

        EXECUTED on this 3rd day of January, 2005, to be effective as of the Effective Date set forth in the first paragraph of this Agreement.

PLEDGOR:
GLOBAL CASINOS, INC.
By: /s/ Frank L. Jennings
Name: Title: Address:	Frank L Jennings President 5455 Spine Road, Suite C Boulder, CO 80301
SECURED PARTY:
A. LEONARD NACHT, as Trustee
/s/ A. Leonard Nacht
Address:	P O Box 1679 Edwards, CO 81632

SCHEDULE I
to
Stock Pledge Agreement
Dated January 3, 2005
between
Global Casinos, Inc.
and
A. Leonard Nacht, Trustee

        4,872,433 shares of the common stock of Casinos U.S.A., Inc., which represents 100% of the issued and outstanding capital stock of Casinos U.S.A., Inc.